UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-2296593
(State of incorporation or organization)	(I.R.S. Employer I.D. No.)

520 Broad Street, Newark, NJ 07102

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B common stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

Rafael Holdings, Inc. (the “Registrant”) is filing this registration statement on Form 8-A in connection with the transfer of the listing of its Class B common stock, par value $0.01 per share (the “Class B common stock”), from the NYSE American LLC to the New York Stock Exchange.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Class B common stock of the Registrant reference is made to the information provided under Item 11 of Post-Effective Amendment No. 3 to the Registration Statement on Form 10 filed by the Registrant on March 26, 2018 (Registration No. 000-55863). Such description in such registration statement is deemed to be incorporated herein by reference.

Item 2.	Exhibits.

No exhibits are required to be filed as the securities being registered on this form are being registered on an exchange on which no other securities of the Registrant are registered and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RAFAEL HOLDINGS, INC.

Date: November 18, 2019	By:	/s/ David Polinsky
David Polinsky Chief Financial Officer

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